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                                                                     Exhibit 5.1
                                                                     -----------

                                Dewey Ballantine
                          1301 Avenue of the Americas
                            New York, New York 10019


                                                            November 14, 1996


CS First Boston
Mortgage Securities Corp.
Park Avenue Plaza
55 East 52nd Street
New York, New York  10055


                      Re: CS First Boston Mortgage Securities Corp. Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates
                           -----------------------------------------

Gentlemen:

          We have acted as counsel to CS First Boston Securities Corp. (the "Registrant") in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") being filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of $300,000,000 of Conduit Mortgage and Manufactured Contract Pass-Through Certificates ("Certificates") which the Registrant plans to offer in series, each series to be issued under a separate pooling and servicing agreement or deposit trust agreement (each, a "Trust Agreement"), in substantially one of the forms incorporated by reference as Exhibits to the Registration Statement, between CS First Boston Mortgage Securities Corp., (the "Company") as issuer or depositor, and a servicer (the "Servicer") and a trustee to be identified in the prospectus supplement for such series of Certificates (the "Trustee" for such series).

          We have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other
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laws relating to or affecting creditors' rights generally and to general equity principles.

          We are admitted to the Bar of the States of California and New York and we express no opinion as to the laws of any other jurisdiction except as to matters that are governed by Federal law or the laws of the States of California and New York. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

                                                            Based upon the
foregoing, we are of the opinion that:

          1. When, in respect of a series of Certificates, a Trust Agreement has been duly authorized by all necessary action and duly executed and delivered by the Company or a Trust, the Trustee and any other party thereto for such series, such will be a valid and legally binding obligation of the Company, as the case may be; and

          2. When a Trust Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the Company, the Trustee for such series and the other parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of such Trust Agreement, and issued and sold as contemplated in the Registration Statement, the prospectus and the related Prospectus Supplement, as amended or supplemented and delivered pursuant to Section 5 of the Act in connection therewith, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Trust Agreement.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to Dewey Ballantine in the Registration Statement and the related prospectus under the heading "Legal Matters." In giving this opinion we do not concede we are experts within the meaning of the Act or the rules and regulations therewith, or that this consent is required by Section 7 of the Act.

          This opinion is furnished by us as counsel to the Registrant for inclusion as an Exhibit to the Registration Statement. It may not be relied upon by any other person for any other purpose without our prior written consent.

                              Very truly yours,

                              DEWEY BALLANTINE